                                                                   Exhibit T3A-1

                           ARTICLES OF INCORPORATION
                                       OF
                           REPTRON ELECTRONICS, INC.

     The undersigned, acting as incorporator of Reptron Electronics, Inc., under the Florida Business Corporation Act, adopts the following Articles of Incorporation.

                                ARTICLE I. NAME

     The name of the corporation is:

                           REPTRON ELECTRONICS, INC.

                              ARTICLE II. ADDRESS

     The mailing address of the corporation is:

                    14401 McCormick Drive
                    Tampa, Florida 33626

                     ARTICLE III. COMMENCEMENT OF EXISTENCE

     The existence of the corporation will commence on the date of filing of these Articles of Incorporation.

                              ARTICLE IV. PURPOSE

     The corporation is organized to engage in any activity or business permitted under the laws of the United States and Florida.

                            ARTICLE V. CAPITAL STOCK

     The stock of the corporation shall be divided into two classes: 15,000,000 shares of common stock having a par value of $.01 per share and 15,000,000 shares of preferred stock having a par value of $.10 per share.

     The preferred shares may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares in each series, the designation thereof, and the relative rights, preferences, and limitations of each series, and specifically the Board of Directors is authorized to fix with respect to each series (a) the dividend rate; (b) redeemable features, if any; (c) rights upon liquidation; (d) whether or not the shares of such series shall be subject to a purchase, retirement, or sinking fund provisions; (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class and, if so, the rate of conversion or exchange; (f) restrictions, if any, upon the payment of dividends on Common Stock, (g) restrictions, if any, upon the creation of indebtedness;
(h) voting powers, if any, of the shares of each series; and (i) such other rights, preferences, and limitations as shall not be inconsistent with the laws of the State of Florida.

                ARTICLE VI. INITIAL REGISTERED OFFICE AND AGENT

     The street address of the initial registered office of the corporation is 14401 McCormick Drive, Tampa, Florida 33626, and the name of the corporation's initial registered agent at that address is Paul Plante.

                         ARTICLE VII. BOARD OF DIRECTORS

     The corporation shall have five directors initially. The number of directors may be either increased or diminished from time to time, as provided in the bylaws, but shall never be less than three or more than nine. The directors shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible. The term of office for the Class I directors shall expire at the first annual meeting of the shareholders in 1996; the term of office for the Class II directors shall expire at the annual meeting of the shareholders in 1995; and the term of office for the Class III directors shall expire at the annual meeting of the shareholders in 1994. At each annual meeting of the shareholders commencing in 1994, the successors to the directors whose term is expiring shall be elected to a term expiring at the third succeeding annual meeting of the shareholders. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification, or removal from office.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by this corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of these Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article V hereof, and such directors so elected shall not be divided into classes pursuant to this Article VII, unless expressly provided by such terms.

     Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of this corporation may be removed from office for cause by the shareholders of this corporation at any annual or special meeting of shareholders by the affirmative vote of at least 66-2/3% of the outstanding shares of Common Stock of this corporation. Notice of any such annual or special meeting of shareholders shall state that the removal of a director or directors for cause is among the purposes of the meeting. Directors may not be removed by the shareholders without cause.

     Newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal, or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director, or, if not filled by the directors, by the shareholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at meetings of shareholders.

     Nominations of persons for election to the Board of Directors of this corporation may be made at a meeting of shareholders by or at the director of:
(a) the Board of Directors; (b) by any nominating committee or person appointed by the Board; (c) or by any shareholder of this corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article VII.

     Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary of this corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of this corporation not less than 60 days prior to the date of the meeting at which the director(s) are to be elected, regardless of any postponements, deferrals, or adjournments of that meeting to a later date. However, if less than 70 days' notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice was given or such public disclosure was made.

     A shareholder's notice to the Secretary shall set forth (a) as to each person that the shareholder proposes to nominate for election or reelection a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of this corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and address as they appear on this corporation's books, of the shareholder and (ii) the class and number of shares of this corporation's stock that are beneficially owned by the shareholder on the date of such shareholder notice. This corporation may require any proposed nominee to furnish such other information as may reasonably be required by this corporation to determine the eligibility of such proposed nominee to serve as a director of this corporation.

     The presiding officer of the meeting shall determine and declare at the meeting whether the nomination was made in accordance with the terms of this
Article VII. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article VII, he shall so declare at the meeting and any such defective nomination shall be disregarded.

     The names and street addresses of the initial directors are:

     Name                     Address                       Class
     Michael L. Musto         14401 McCormick Drive          I
                              Tampa, Florida 33626

     Patrick Flynn            14401 McCormick Drive          II
                              Tampa, Florida 33626

     Gary Bolohan             14401 McCormick Drive          III
                              Tampa, Florida 33626

     Robert Moore             14401 McCormick Drive          III
                              Tampa, Florida 33626

     Paul Plante              14401 McCormick Drive          I
                              Tampa, Florida 33626

                           ARTICLE VIII INCORPORATOR

     The name and street address of the incorporator is:

          Name                     Address

          Morris H. Miller         315 South Calhoun Street
                                   Suite 600
                                   Tallahassee, Florida 32301

     The incorporator of the corporation assigns to this corporation his rights under Section 607.0201, Florida Statutes, to constitute a corporation, and he assigns to those persons designated by the Board of Directors any rights he may have as incorporator to acquire any of the capital stock of this corporation, this assignment becoming effective on the date corporate existence begins.

                        ARTICLE IX, SHAREHOLDER MEETINGS

     At an annual meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been brought before the annual meeting (a) by, or at the direction of, the Board of Directors, or (b) by any shareholder of this corporation who complies with the notice procedures set forth in this Article IX and the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

     For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of this corporation. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of this corporation not less than 60 days prior to the scheduled annual meeting, regardless of any postponements, deferrals, or adjournments of that meeting to a later date; however, if less than 70 days' notice or prior public disclosure of the date of the scheduled annual meeting is given or made, notice by the shareholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the scheduled annual meeting was given or the day on which such public disclosure was made.

     A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on this corporation's books, of the shareholder proposing such business and any other shareholders known by such shareholder to be supporting such proposal, (c) the class and number of shares of this corporation's stock that are beneficially owned by the shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such proposal on the date of such shareholder notice, and (d) any financial interest of the shareholder in such proposal.

     The presiding officer of the annual meeting shall determine and declare at the annual meeting whether the shareholder proposal was made in accordance with the terms of this Article IX. If the presiding officer determines that a shareholder proposal was not made in accordance with the terms of this Article IX, he shall so declare at the annual meeting and any such proposal shall not be acted upon at the annual meeting.

     This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees of the Board of Directors, but in connection with such reports, no new business shall be acted upon at such annual meeting unless stated, filed, and received as herein provided.

     Special meetings of the shareholders of this corporation for any purpose or purposes may be called at any time by (a) the Board of Directors; (b) the Chairman of the Board of Directors (if one is so appointed); (c) the President of this corporation; or (d) by holders of not less than 25% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, if such shareholders sign, date and deliver to this corporation's secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Special meetings of the shareholders of this corporation may not be called by any other person or persons.

     At any special meeting of shareholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been set forth in the notice of such special meeting.

     After June 30, 1994, any action required or permitted to be taken at any annual or special meeting of shareholders of this corporation may be taken only upon the vote of such shareholders at an annual or special meeting duly called in accordance with the terms of this Article IX, and may not be taken by written consent of such shareholders.

                               ARTICLE X. BYLAWS

     The power to adopt, alter, amend, or repeal bylaws shall be vested in the Board of Directors and the shareholders, except that the Board of Directors may not amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that the bylaw is not subject to amendment or repeal by the directors.

                             ARTICLE XI. AMENDMENTS

     The corporation reserves the right to amend, alter, change, or repeal any provision in these

Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon the shareholders herein are subject to this reservation. Notwithstanding any contained in these Articles of Incorporation to the contrary, the affirmative vote of at least 66-2/3% of the outstanding shares of Common Stock of this corporation shall be required to amend or repeal Articles VII or IX of these Articles of Incorporation or to adopt any provision inconsistent therewith.

     The undersigned incorporator, for the purpose of forming a corporation under the laws of the State of Florida, has executed these Articles of Incorporation this 30th day of December, 1993.



                                                     /s/ Morris H. Miller
                                                  ------------------------------
                                                  Morris H. Miller, Incorporator

CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF PROCESS WITHIN THIS STATE, NAMING AGENT UPON WHOM PROCESS MAY BE SERVED.

     Pursuant to Chapter 48.091, Florida Statutes, the following is submitted:

     That Reptron Electronics, Inc. desiring to organize under the laws of the State of Florida with its initial registered office, as indicated in the Articles of Incorporation, at 14401 McCormick Drive, City of Tampa, State of Florida, has named Paul Plante as its agent to accept service of process within this state.

ACKNOWLEDGEMENT:

     Having been named to accept service of process for the corporation named above, at the place designated in this certificate, I agree to act in that capacity, to comply with the provisions of the Florida Business Corporation Act, and am familiar with, and accept, the obligations of that position.

                                        /s/ Paul Plante
                                        -----------------------------
                                        Paul Plante, Registered Agent